Exhibit 99.1

Frank’s International N.V.
10260 Westheimer Rd, Suite 700
Houston, Texas 77042

PRESS RELEASE	FOR IMMEDIATE RELEASE

FRANK’S INTERNATIONAL N.V. ANNOUNCES FIRST QUARTER 2021 RESULTS

May 4, 2021 - Houston, Texas - Frank’s International N.V. (NYSE: FI) (the “Company” or “Frank’s”) today reported financial and operational results for the three months ended March 31, 2021.

First Quarter 2021 Financial Highlights

•Delivered first quarter revenue of $94.8 million, in line with expectations and fourth quarter 2020 revenue of $96.3 million.
•First quarter net loss totaled $23.9 million driven by merger and acquisition expense, higher tax expense, and foreign currency losses from a strengthening U.S. dollar.
•Generated Adjusted EBITDA of $6.7 million for the first quarter of 2021, an improvement of 44.1% compared to the prior period, driven by higher customer activity levels in both our Tubular Running Services and Cementing Equipment segments.
•Extended our position in the U.S. Gulf of Mexico with multi-year contract extension award and technology package upgrades.
•Announced a strategic combination with Expro Group to create leading energy services company with pre-close activities well underway.

“We are pleased with our first quarter 2021 results with Adjusted EBITDA increasing just over 44% sequentially. This was due to improvement in most international basins in our Tubular Running Services segment as well as the full year effects of our cost reduction activities undertaken in 2020. Our Tubular Running Services segment was aided by higher activity levels in the North Sea and West Africa, the full quarter impact of previous project start-ups in the Middle East, and accelerated improvement in U.S. land. The slight sequential decline in total Company revenue was mostly driven by strong tubular deliveries and higher drilling tool activity we experienced in our Tubulars segment in the prior quarter. Although we experienced a slight pullback in our Tubulars segment in the first quarter, we are forecasting improvements in both domestic and international tubular deliveries and drilling tool activity in the second quarter. Additionally, in our Cementing Equipment segment we continued to see improvement in U.S. land as well as our international markets due to successful execution of our growth strategy, which resulted in higher revenue and profitability,” said Michael Kearney, the Company’s Chairman, President and Chief Executive Officer.

“Highlighting some of our operational and technology accomplishment during the first quarter, Frank’s Centri-FI™ Consolidated Control Console continues to lead the way with its multi-functional ability to control various elements of tubular running equipment from outside the red zone, increasing safety for our employees as well as those of our customers and other service providers. Now fully commercialized, the console has successfully completed over thirty jobs in the Gulf of Mexico while providing operational efficiency and improved safety. When packaged with our suite of digital and intelligent technology, including iCAM® Connection Analyzed Makeup System and iTong™ Intelligent Autonomous Connections, it forms one of the most robust digital systems aimed at reducing hazardous exposures and costly nonproductive time, all without compromising well integrity or efficiency. In the first quarter, we also extended our position in the Gulf of Mexico with a long-time major integrated customer who awarded Frank’s a three-year contract extension along with multi-year extension options, based on our ability to quickly deploy this comprehensive digital package across their operational footprint.

“As we turn our attention to the second quarter and the remainder of the year, we remain confident in our ability to generate strong year-over-year revenue growth and double-digit Adjusted EBITDA margins in 2021. As we mentioned last quarter, we anticipated activity levels would ramp up as we exited the first quarter due to additional rig deployments and project start-ups, and that forecasted activity is materializing as we are now experiencing improvements in all of our operating regions. We are also seeing the year over year margin expansion we had anticipated due to the cost reductions we implemented throughout 2020.

“Finally, our recently announced merger with Expro Group is on track to close by the end of the third quarter. We are confident about our opportunity set as a combined company and the integration planning process has successfully commenced while we work to gain shareholder and governmental approvals. Our teams are focused on realizing the maximum potential of creating one of the largest oilfield service companies that focuses on the most prolific producing basins across the globe. As we continue to make progress towards closing the transaction, we will remain focused on providing exceptional service quality and safety for our customers and generating long-term value for our shareholders,” concluded Mr. Kearney.

Segment Results

Tubular Running Services

Tubular Running Services revenue totaled $66.3 million in the first quarter of 2021, compared to $65.0 million in the fourth quarter of 2020, and $89.5 million in the first quarter of 2020. Higher activity levels in most of our international operating regions drove the sequential improvement although these gains were offset by customer-driven rig changes that negatively affected our North America Offshore region.

Segment adjusted EBITDA in the first quarter of 2021 totaled $8.1 million, or 12% of revenue, compared to $3.8 million, or 6% of revenue, in the fourth quarter of 2020, and $13.3 million, or 15% of revenue, in the first quarter of 2020. The sequential increase in adjusted EBITDA was partially driven by an increase in customer activity levels and change in geographical mix toward some of our higher margin operating regions.

Tubulars

Tubulars revenue in the first quarter of 2021 totaled $11.7 million, compared to $15.9 million in the fourth quarter of 2020, and $12.5 million in the first quarter of 2020. The sequential decrease was mostly due to large tubular deliveries that were accelerated into the fourth quarter of 2020 and a delay of certain other first quarter deliveries.

Segment adjusted EBITDA in the first quarter of 2021 totaled $0.6 million, or 5% of revenue, compared to $3.9 million, or 25% of revenue, in the fourth quarter of 2020, and $1.4 million, or 11% of revenue, in the first quarter of 2020. The sequential decrease in margin was driven reduced activity, product mix changes, and higher product costs in the first quarter of 2021 for a customer delivery.

Cementing Equipment

Cementing Equipment revenue totaled $16.9 million in the first quarter of 2021, compared to $15.5 million in the fourth quarter of 2020, and $21.5 million in the first quarter of 2020. The sequential increase was driven by higher activity levels in the U.S. land market and the execution of our international growth strategy that resulted in increased activity in our North America Offshore and Asia Pacific regions.

Segment adjusted EBITDA in the first quarter of 2021 totaled $4.8 million, or 28% of revenue, compared to $4.0 million, or 26% of revenue, in the fourth quarter of 2020, and $2.5 million, or 12% of revenue, in the first quarter of 2020.

Other Financial Information

Capital expenditures related to property, plant and equipment totaled $2.3 million in the first quarter of 2021 and included certain assets acquired during the first quarter in expanding the Company’s Drilling Tools product line.
As of March 31, 2021, the Company’s consolidated cash and cash equivalents totaled $191.3 million. The Company had no outstanding debt as of March 31, 2021. Company liquidity as of March 31, 2021 totaled $214.8 million, including cash and cash equivalents, and $23.5 million of availability under the Company’s credit facility. Cash flows were negatively affected during the quarter as a result of various tax payments typically paid during the first quarter, increased compensation related charges, and a deterioration in customer collections at the start of the new year.

Income taxes for the quarter represented an expense of $1.1 million compared to a benefit of $3.9 million in the prior quarter. The change in income taxes was primarily driven by the geographical mix of income and fourth quarter adjustments related to non-cash deferred items.

The financial measures provided that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”) are defined and reconciled to their most directly comparable GAAP measures. Please see “Use of Non-GAAP Financial Measures” and the reconciliations to the nearest comparable GAAP measures.

Conference Call

The Company will host a conference call to discuss first quarter 2021 results on Tuesday, May 4, 2021 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). Participants may join the conference call by dialing (800) 708-4540 or (847) 619-6397. The conference call ID number is 50152344. To listen via live webcast, please visit the Investor Relations section of the Company's website, www.franksinternational.com. A presentation will also be posted on the Company’s website prior to the conference call.

An audio replay of the conference call will be available in the Investor Relations section of the Company’s website approximately two hours after the conclusion of the call and remain available for a period of approximately 90 days.

About Frank’s International

Frank’s International N.V. is a global oil services company that provides a broad and comprehensive range of highly engineered tubular running services, tubular fabrication, and specialty well construction and well intervention solutions with a focus on complex and technically demanding wells. Founded in 1938, Frank’s has approximately 2,400 employees and provides services to leading exploration and production companies in both onshore and offshore environments in approximately 40 countries on six continents. The Company’s common stock is traded on the NYSE under the symbol “FI.” Additional information is available on the Company’s website, www.franksinternational.com.

Investor Contact:

Melissa Cougle
investor.info@franksintl.com
281-966-7300

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company’s future business strategy and prospects for growth, cash flows and liquidity, financial strategy, budget, projections and operating results, the amount, nature and timing of capital expenditures, the availability and terms of capital, the level of activity in the oil and gas industry, volatility of oil and gas prices, unique risks associated with offshore operations, political, economic and regulatory uncertainties in international operations, the ability to develop new technologies and products, the ability to protect intellectual property rights, the ability to employ and retain skilled and qualified workers, the level of competition in the Company’s industry, global or national health concerns, including health epidemics, including COVID-19, the continuation of a swift and material decline in global crude oil demand and crude oil prices for an uncertain period of time, the length of time it will take for the United States and the rest of the world to slow the spread of the COVID-19 virus to the point where applicable authorities are comfortable easing current restrictions on various commercial and economic activities, future actions of foreign oil producers such as Saudi Arabia and Russia and the risk that they take actions that will prolong or exacerbate the current over-supply of crude oil, the timing, pace and extent of an economic recovery in the United States and elsewhere, uncertainties related to the merger with Expro Group, the impact of current and future laws, rulings, governmental regulations, accounting standards and statements, and related interpretations, and other guidance. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance.

Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the factors discussed or referenced in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC and the additional factors discussed or referenced in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 that will be filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law, and we caution you not to rely on them unduly.

Use of Non-GAAP Financial Measures

This press release and the accompanying schedules include the non-GAAP financial measures of adjusted net loss, adjusted net loss per diluted share, free cash flow, adjusted EBITDA and adjusted EBITDA margin, which may be used periodically by management when discussing the Company’s financial results with investors and analysts. The accompanying schedules of this press release provide a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP. Adjusted net loss, adjusted net loss per diluted share, free cash flow, adjusted EBITDA and adjusted EBITDA margin are presented because management believes these metrics provide additional information relative to the performance of the Company’s business. These metrics are commonly employed by financial analysts and investors to evaluate the operating and financial performance of the Company from period to period and to compare it with the performance of other publicly traded companies within the industry. You should not consider adjusted net loss, adjusted net loss per diluted share, free cash flow, adjusted EBITDA and adjusted EBITDA margin in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Because adjusted net loss, adjusted net loss per diluted share, free cash flow, adjusted EBITDA and adjusted EBITDA margin may be defined differently by other companies in the Company’s industry, the Company’s presentation of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The Company defines adjusted net loss as net loss before goodwill impairment and severance and other charges, net, net of tax. The Company defines adjusted net loss per share as net loss before goodwill impairment and severance and other charges, net, net of tax, divided by diluted weighted average common shares. The Company defines free cash flow as net cash provided by (used in) operating activities less purchases of property, plant and equipment. The Company defines adjusted EBITDA as net income (loss) before interest income, net, depreciation and amortization, income tax benefit or expense, asset impairments, gain or loss on disposal of assets, foreign currency gain or loss, equity-based compensation, the effects of the tax receivable agreement, unrealized and realized gains or losses and other non-cash adjustments and other charges or credits. The Company uses adjusted EBITDA to assess its financial performance because it allows the Company to compare its operating performance on a consistent basis across periods by removing the effects of its capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization), income tax, foreign currency exchange rates and other charges and credits. The Company defines adjusted EBITDA margin as adjusted EBITDA divided by total revenue.

Please see the accompanying financial tables for a reconciliation of these non-GAAP measures to their most directly comparable GAAP measures.

No Offer or Solicitation

This communication relates to a proposed merger and related transactions (the “Transactions”) between Frank’s International N.V. (“Frank’s”) and Expro Group Holdings International Limited (“Expro”). This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transactions or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Additional Information

In connection with the Transactions, Frank’s has filed a registration statement on Form S-4 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), which includes a preliminary proxy statement/prospectus of Frank’s. In addition, Frank’s intends to file other relevant materials with the SEC regarding the Transactions. After the Registration Statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to the shareholders of Frank’s and Expro. SHAREHOLDERS OF FRANK’S AND EXPRO ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE TRANSACTIONS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS. Such shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about Frank’s and Expro once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Additional information is available on the Frank’s website, www.franksinternational.com.

Participants in the Solicitation

Frank’s and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Frank’s in connection with the Transactions. Expro and its officers and directors may also be deemed participants in such solicitation. Information regarding Frank’s directors and executive officers is contained in the preliminary proxy statement/prospectus, the proxy statement for Frank’s 2020 Annual Meeting of Shareholders, which was filed with the SEC on April 28, 2020, Frank’s Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 1, 2021, and certain of its Current Reports on Form 8-K. You can obtain a free copy of these documents at the SEC’s website at http://www.sec.gov or by accessing Frank’s website at http://www.franksinternational.com. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Registration Statement and the preliminary proxy statement/prospectus and will be contained in amendments thereto, as well as other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements and Cautionary Statements

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Expro or Frank’s expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “may,” “foresee,” “plan,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance that convey the uncertainty of future events or outcomes identify the forward-looking statements, although not all forward-looking statements contain such identifying words. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include, but are not limited to, statements, estimates and projections regarding the Transactions, pro forma descriptions of the combined company, anticipated or expected revenues, EBITDA, synergies or cost-savings, operations, integration and transition plans, opportunities and anticipated future performance. These statements are based on certain assumptions made by Frank’s and Expro based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance.

Although Frank’s and Expro believe the expectations reflected in these forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Frank’s, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Such risks and uncertainties include the risk of the failure to obtain the required votes of Frank’s and Expro’s shareholders; the timing to consummate the Transactions; the risk that the conditions to closing of the Transactions may not be satisfied or that the closing of the Transactions otherwise does not occur; the failure to close the Transactions on the anticipated terms, including the anticipated tax treatment; the risk that a regulatory approval, consent or authorization that may be required for the Transactions is not obtained in a timely manner or at all, or is obtained subject to conditions that are not anticipated; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement relating to the Transactions; unanticipated difficulties or expenditures relating to the Transactions; the diversion of management time on Transactions-related matters; the ultimate timing, outcome and results of integrating the operations of Frank’s and Expro; the effects of the business combination of Frank’s and Expro following the consummation of the Transactions, including the combined company’s future financial condition, results of operations, strategy and plans; the risk that any announcements relating to the Transactions could have adverse effects on the market price of Frank’s common stock; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transactions; expected synergies and other benefits from the Transactions; the potential for litigation related to the Transactions; results of litigation, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for Frank’s and Expro’s services and their associated effect on rates, utilization, margins and planned capital expenditures; unique risks associated with offshore operations; global economic conditions; liabilities from operations; decline in, and ability to realize, backlog; equipment specialization and new technologies; adverse industry conditions; adverse credit and equity market conditions; difficulty in building and deploying new equipment; difficulty in integrating acquisitions; shortages, delays in delivery and interruptions of supply of equipment, supplies and materials; weather; loss of, or reduction in business with, key customers; legal proceedings; ability to effectively identify and enter new markets; governmental regulation, including legislative and regulatory initiatives addressing global climate change or other environmental concerns; investment in and development of competing or alternative energy sources; ability to retain and hire key personnel, including management and field personnel; the length of time it will take for the United States and the rest of the world to slow the spread of the COVID-19 virus to the point where applicable authorities ease current restrictions on various commercial and economic activities; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Expro’s or Frank’s control, including those detailed in Frank’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on Frank’s website at http://www.franksinternational.com and on the SEC’s website at http://www.sec.gov. Any forward-looking statement speaks only as of the date on which such statement is made, and Expro and Frank’s undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward- looking statements.

FRANK’S INTERNATIONAL N.V.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Revenue:
Services	$81,523	$82,373	$105,083
Products	13,288	13,975	18,409
Total revenue	94,811	96,348	123,492

Operating expenses:
Cost of revenue, exclusive of depreciation and amortization
Services	63,935	67,675	79,380
Products	10,914	11,392	13,988
General and administrative expenses	16,447	14,623	26,683
Depreciation and amortization	16,107	17,249	19,718
Goodwill impairment	—	—	57,146
Severance and other charges, net	7,376	3,587	20,725
(Gain) loss on disposal of assets	(182)	(526)	60
Operating loss	(19,786)	(17,652)	(94,208)

Other income (expense):
Other income (expense), net	125	(201)	2,026
Interest income (expense), net	(287)	94	533
Foreign currency gain (loss)	(2,868)	5,654	(9,892)
Total other income (expense)	(3,030)	5,547	(7,333)

Loss before income taxes	(22,816)	(12,105)	(101,541)
Income tax expense (benefit)	1,070	(3,899)	(15,563)
Net loss	$(23,886)	$(8,206)	$(85,978)

Loss per common share:
Basic and diluted	$(0.11)	$(0.04)	$(0.38)

Weighted average common shares outstanding:
Basic and diluted	227,019	226,313	225,505

FRANK’S INTERNATIONAL N.V.
SELECTED OPERATING SEGMENT DATA
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Revenue
Tubular Running Services	$66,285	$64,961	$89,497
Tubulars	11,669	15,902	12,542
Cementing Equipment	16,857	15,485	21,453
Total	$94,811	$96,348	$123,492

Segment Adjusted EBITDA:
Tubular Running Services	$8,128	$3,835	$13,305
Tubulars	639	3,882	1,396
Cementing Equipment	4,795	3,974	2,544
Corporate	(6,909)	(7,075)	(10,186)
Total	$6,653	$4,616	$7,059

FRANK’S INTERNATIONAL N.V.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$191,339	$209,575
Restricted cash	1,656	1,672
Short-term investments	2,252	2,252
Accounts receivables, net	116,581	110,607
Inventories, net	94,738	81,718
Assets held for sale	3,681	2,939
Other current assets	8,416	7,744
Total current assets	418,663	416,507

Property, plant and equipment, net	255,401	272,707
Goodwill	42,785	42,785
Intangible assets, net	11,062	7,897
Deferred tax assets, net	16,482	18,030
Operating lease right-of-use assets	27,972	28,116
Other assets	30,907	30,859
Total assets	$803,272	$816,901

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$107,085	$99,986
Current portion of operating lease liabilities	8,066	7,832
Deferred revenue	640	586
Other current liabilities	960	1,674
Total current liabilities	116,751	110,078

Deferred tax liabilities	—	1,548
Non-current operating lease liabilities	20,766	21,208
Other non-current liabilities	25,257	22,818
Total liabilities	162,774	155,652

Stockholders’ equity:
Common stock	2,890	2,866
Additional paid-in capital	1,091,028	1,087,733
Accumulated deficit	(401,232)	(377,346)
Accumulated other comprehensive loss	(30,250)	(31,966)
Treasury stock	(21,938)	(20,038)
Total stockholders’ equity	640,498	661,249
Total liabilities and equity	$803,272	$816,901

FRANK’S INTERNATIONAL N.V.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net loss	$(23,886)	$(85,978)
Adjustments to reconcile net loss to cash from operating activities
Depreciation and amortization	16,107	19,718
Equity-based compensation expense	2,872	2,146
Goodwill impairment	—	57,146
Loss on asset impairments and retirements	307	20,187
Amortization of deferred financing costs	97	97
Deferred tax provision (benefit)	—	(1,690)
Provision for bad debts	209	1,280
(Gain) loss on disposal of assets	(182)	60
Changes in fair value of investments	(395)	2,411
Other	—	(381)
Changes in operating assets and liabilities
Accounts receivable	(6,806)	(16,129)
Inventories	(12,463)	(1,855)
Other current assets	(675)	(814)
Other assets	267	139
Accounts payable and accrued liabilities	9,192	(14,860)
Deferred revenue	53	67
Other non-current liabilities	(178)	(3,796)
Net cash used in operating activities	(15,481)	(22,252)
Cash flows from investing activities
Purchases of property, plant and equipment	(2,346)	(9,968)
Proceeds from sale of assets	2,073	70
Investment in intellectual property	(1,608)	—
Other	(75)	(141)
Net cash used in investing activities	(1,956)	(10,039)
Cash flows from financing activities
Repayments of borrowings	(712)	—
Treasury shares withheld for taxes	(1,900)	(1,056)
Treasury share repurchase	—	(1,017)
Proceeds from the issuance of ESPP shares	447	552
Net cash used in financing activities	(2,165)	(1,521)
Effect of exchange rate changes on cash	1,350	9,327
Net decrease in cash, cash equivalents and restricted cash	(18,252)	(24,485)
Cash, cash equivalents and restricted cash at beginning of period	211,247	196,740
Cash, cash equivalents and restricted cash at end of period	$192,995	$172,255

FRANK’S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands)
(Unaudited)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN RECONCILIATION

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020

Revenue	$94,811	$96,348	$123,492

Net loss	$(23,886)	$(8,206)	$(85,978)
Goodwill impairment	—	—	57,146
Severance and other charges, net	7,376	3,587	20,725
Interest (income) expense, net	287	(94)	(533)
Depreciation and amortization	16,107	17,249	19,718
Income tax expense (benefit)	1,070	(3,899)	(15,563)
(Gain) loss on disposal of assets	(182)	(526)	60
Foreign currency (gain) loss	2,868	(5,654)	9,892
Charges and credits (1)	3,013	2,159	1,592
Adjusted EBITDA	$6,653	$4,616	$7,059
Adjusted EBITDA margin	7.0%	4.8%	5.7%

(1)    Comprised of Equity-based compensation expense (for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020: $2,872, $2,576 and $2,146, respectively), Unrealized and realized (gains) losses (for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020: $99, $102 and $(1,704), respectively), Investigation-related matters (for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020: $42, $97 and $1,150, respectively) and Other adjustments (for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020: none, $616 and none, respectively).

FRANK’S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands)
(Unaudited)

SEGMENT ADJUSTED EBITDA RECONCILIATION

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Segment Adjusted EBITDA:
Tubular Running Services	$8,128	$3,835	$13,305
Tubulars	639	3,882	1,396
Cementing Equipment	4,795	3,974	2,544
Corporate	(6,909)	(7,075)	(10,186)
	6,653	4,616	7,059
Goodwill impairment	—	—	(57,146)
Severance and other charges, net	(7,376)	(3,587)	(20,725)
Interest income (expense), net	(287)	94	533
Depreciation and amortization	(16,107)	(17,249)	(19,718)
Income tax (expense) benefit	(1,070)	3,899	15,563
Gain (loss) on disposal of assets	182	526	(60)
Foreign currency gain (loss)	(2,868)	5,654	(9,892)
Charges and credits (1)	(3,013)	(2,159)	(1,592)
Net loss	$(23,886)	$(8,206)	$(85,978)

(1)    Comprised of Equity-based compensation expense (for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020: $2,872, $2,576 and $2,146, respectively), Unrealized and realized gains (losses) (for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020: $(99), $(102) and $1,704, respectively), Investigation-related matters (for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020: $42, $97 and $1,150, respectively) and Other adjustments (for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020: none, $616 and none, respectively).

FRANK’S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands)
(Unaudited)

FREE CASH FLOW RECONCILIATION

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020

Net cash (used in) provided by operating activities	$(15,481)	$14,336	$(22,252)
Less: purchases of property, plant and equipment	2,346	2,751	9,968
Free cash flow	$(17,827)	$11,585	$(32,220)

FRANK’S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

RECONCILIATION OF ADJUSTED NET LOSS AND ADJUSTED NET LOSS PER DILUTED SHARE

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020

Net loss	$(23,886)	$(8,206)	$(85,978)
Goodwill impairment (net of tax)	—	—	55,740
Severance and other charges, net (net of tax)	7,347	3,543	20,355
Net loss excluding certain items	$(16,539)	$(4,663)	$(9,883)

Loss per diluted share	$(0.11)	$(0.04)	$(0.38)
Goodwill impairment (net of tax)	—	—	0.25
Severance and other charges, net (net of tax)	0.04	0.02	0.09
Loss per diluted share excluding certain items	$(0.07)	$(0.02)	$(0.04)